Exhibit 3.1

COMPANIES ACTS 1963 TO 2013

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

VIDARA THERAPEUTICS INTERNATIONAL LIMITED

(As amended by Special Resolution dated 30 April 2014)

1. The name of the Company is VIDARA THERAPEUTICS INTERNATIONAL LIMITED

2. The objects for which the Company is established are:

(A) To develop and commercialise products for the treatment of disease and all associated goods. To carry on all activities in relation to the aforementioned businesses.

(B) To carry on any other trade or business which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company, or further any of its objects.

(C) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind for such consideration and on such terms as may be considered expedient.

(D) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company’s business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(E) To borrow or raise or secure the payment of money for the purpose of or in connection with the Company’s business, and for the purposes of or in raising of money by the Company to become a member of any building society.

(F) To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

(G) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or any obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

(H) To receive money on loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of any person or corporation.

(I) To make advances to customers and others with or without security, and upon such terms as the Company may approve.

(J) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees of the Company or its predecessors in business or the dependents or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the Directors, be calculated directly or indirectly to benefit the Company or its employees, and to institute or maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or its officers or employees.

(K) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(L) To invest and deal with the moneys of the Company not immediately required, for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

(M) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or any securities which the Company has power to issue, or partly in one mode and partly in another, and generally of such terms as the Company may determine.

(N) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(O) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interest or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company.

(P) To establish, promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to acquire and hold or dispose of shares, stock or securities of and guarantee the payment of the dividends, interest or capital of any share, stock or securities issued by or any other obligations of such Company.

(Q) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on.

(R) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(S) To make and receive gifts by way of capital contribution or otherwise.

(T) To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing.”

(U) To redeem, purchase, or otherwise acquire in such manner permitted by Law and on such terms and in such manner as the Company may think fit any shares in the Capital of the Company.

(V) To amalgamate with any other company whose objects are to include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking subject to the liabilities of this or any such other company as aforesaid with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or any other manner.

(W) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(X) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(Y) To do all such things as are incidental or conducive to the above objects or any of them. It is hereby expressly declared that each sub-clause of this Clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

3. The liability of the members is limited.

4. The Share Capital of the Company is € 100 divided into 100 ordinary shares of € 1.00 each.

The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Description of Subscribers	Number of Shares taken by each subscriber
Balaji Venkataraman	FIFTY
13185 Owens Way Alpharetta GA 30004 USA

Businessman/Organic Chemist

Virinder Nohria	FIFTY
111 Skyline View Road
Franklin NC 28734 USA

Doctor

TOTAL NUMBER OF SHARES TAKEN UP	ONE HUNDRED

Dated this 2nd day of December, 2011

Witness to the above signatures :

Joanne Browne,
22 Northumberland Road,
Ballsbridge
Dublin 4.

COMPANIES ACTS 1963 TO 2013

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

VIDARA THERAPEUTICS INTERNATIONAL LIMITED

(As amended by Special Resolution dated 30 April 2014)

PRELIMINARY

1.

(a) Subject as hereinafter provided, the regulations contained in Parts I and II of Table A in the first schedule to the Companies Act 1963 (hereinafter referred to as “Table A”) shall apply to the Company.

(b) Regulations 5,8,24,47,51,54,75,79,84,86,91,92,93,94, and 95 of Table A Part I and regulation 7 in Part II of Table A, shall not apply.

2.	The Company is a Private Company and accordingly:

(a) The right to transfer shares is restricted in the manner hereinafter prescribed;

(b) The number of the members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the termination of such employment to be, members of the Company) is limited to fifty, so, however, that where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of this regulation, be treated as a single member;

(c) Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d) The Company shall not have power to issue share warrants to bearer.

SHARES

3.	No share shall be offered at a discount.

4.

(a) The Directors of the company are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (within the meaning of section 20 of the Companies (Amendment) Act 1983) up to an amount equal to the authorised but as yet unissued share capital of the company on the date of incorporation of the company. The authority hereby conferred shall expire five years from the date of incorporation of the company, unless previously renewed revoked or varied by the company in general meeting, save that the company may before such expiry date make an offer or agreement which would or might require relevant securities to be allotted after the authority has expired and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority hereby conferred had not expired.

(b) The pre-emption provisions of sub-sections (1), (7) and (8) of section 23 of the Companies (Amendment) Act 1983 shall not apply to any allotment by the Company of equity securities (within the meaning of the said Section 23).

5.	Notwithstanding anything contained in these Articles, the Directors shall promptly register any transfer of shares and shall not suspend registration thereof where such transfer:-

(i)	is to any bank or institution to whom such shares have been charged by way of security or to any nominee or any transferee of such bank or institution (a Secured Institution); or

(ii)	is delivered to the Company for registration by a Secured Institution or its nominee in order to register the Secured Institution as legal owner of the shares; or

(iii)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and furthermore, notwithstanding anything to the contrary contained in these Articles or in any agreement or arrangement applicable to any shares in the Company, no transferor or proposed transferor of any such shares to a bank, institution or to any third party to which such shares have been charged by way of security or to any nominee or any transferee of such a bank, institution or third party (a Secured Institution) or its nominee and no Secured Institution or its nominee (each a Relevant Person), shall be required to obtain the approval of the Directors or be subject to, or obliged to comply with, any rights of pre-emption contained in these Articles or any such agreement or arrangement nor shall any Relevant Person be otherwise required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not. No resolution shall be proposed or passed the effect of which would be to delete or amend this regulation unless not less than 21 days’ written notice thereof shall have been given to any such Secured Institution by the Company and Regulation 3 of Part II of Table A shall be modified accordingly.”

6.	Subject to the provisions of Part XI of the Companies Act 1990 the Company may:-

(a) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as shall be provided by the Articles of Association of the Company provided always that the nominal value of the issued share capital which is not redeemable shall not at any time, be less than one tenth of the nominal value of the total issued share capital of the Company.

(b) purchase its own shares.

(c) cancel any of its own shares following purchase.

(d) re-designate any of its own shares following purchase as treasury shares provided always that the nominal value of treasury shares held by the Company, may not, at any one time, exceed ten per cent of the nominal value of the issued share capital of the Company.

For so long as the Company holds shares as treasury shares

(i)	the Company shall not exercise any voting rights in respect of those shares and any purported exercise of those rights shall be void; and

(ii)	no dividend or other payment (including any payment in a winding up of the Company) shall be payable to the Company in respect of those shares.

(e) cancel or re-issue as shares of any class any shares held by the Company as treasury shares.

(f) not make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.

(g) Notice of redemption in writing shall be given in accordance with this sub-paragraph (g) to the holders of Ordinary Shares to be purchased or redeemed. Any notice of purchase or redemption shall specify the number of shares to be purchased or redeemed, the date fixed for purchase or redemption and the place at which the certificates for such shares are to be presented for purchase or redemption and upon such date each of the holders of the shares concerned shall be bound to deliver to the Company at such place the Certificates for the shares to be purchased or redeemed. If any certificate so delivered to the Company includes any shares not to be purchased or redeemed on that occasions a fresh certificate for such shares shall forthwith be issued to the holder delivering such certificate to the Company.

7.	When any shares have been forfeited an entry shall be made in the Register of members of the Company recording the forfeiture and the terms and date thereof.

LIEN

8.	The Company’s first and paramount lien on every share called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon shall not apply where any such shares have been mortgaged or charged by way of security in which event such lien shall rank behind any such security and Regulation 11 of Part 1 of Table A shall be modified accordingly.”

BORROWING POWERS

9.	The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

GENERAL MEETINGS

10.	Regulation 6 of Table A part II shall apply to the Company and subject to Section 141 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a General Meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a General Meeting of the Company duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Act.

11.	All Annual General Meetings of the Company shall be held in the State.

VOTES OF MEMBERS

12.	No business shall be transacted at a General Meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person or by proxy shall be a quorum.

DIRECTORS

13.	Unless and until otherwise determined by the Company in General Meeting the number of Directors shall not be less than two or more than seven. The first Directors will be the persons named in the statement delivered to the Registrar of Companies in accordance with Section 3 of the Companies (Amendment) Act l982.

14.	In regulation 98 of Table A Part I, the words “but shall” to the end shall be omitted.

15.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors. For the purpose of this Article the signature of an alternate director shall suffice in lieu of the signature of the Director appointing him.

16.

(a) For the purpose of these Articles, the contemporaneous linking together by telephone or other means of audio communication of a number of Directors not less than the quorum shall be deemed to constitute a meeting of the Directors, and all the provisions in these Articles as to meetings of the Directors shall apply to such meetings.

(b) Each of the Directors taking part in the meeting must be able to hear each of the other Directors taking part.

(c) At the commencement of the meeting each Director must acknowledge his presence and that he accepts that the conversation shall be deemed to be a meeting of the Directors.

(d) A Director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

(e) A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

17.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

18.	Provided that he shall have declared the nature of his interest in accordance with Regulation 83 of Table A Part I, a Director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

DISQUALIFICATION OF DIRECTORS

19.	The office of Director shall be vacated if the Director:

(a) Ceases to be a Director by virtue of Section 180 of the Act; or

(b) Is adjudged bankrupt in the State or in Northern Ireland or Great Britain or makes any arrangement or composition with his creditors generally; or

(c) becomes prohibited from being a Director by reason of any order made under Section 184 of the Act; or

(d) Becomes of unsound mind; or

(e) Resigns his office by notice in writing to the Company; or

(f) Is convicted of an indictable offense unless the Directors otherwise determine; or

(g) Is for more than six months absent without permission of the Directors from meetings of the Directors held during that period.

20.	Where a notice is sent by post it shall be deemed to have been served at the expiration of forty eight hours after it was posted; and regulation 133 of Table A shall be modified accordingly.

21.	A member who has no Registered Address in the Republic of Ireland, Northern Ireland or Great Britain, and has not supplied to the Company an address within the Republic of Ireland, Northern Ireland or Great Britain for the giving of notices to him shall not be entitled to receive any notices from the Company.

INDEMNITY

22.	In addition to the indemnity contained in regulation 138 of Table A Part I, the Company shall indemnify every Director, Secretary or other officer against all costs and expenses incurred in or about the execution and discharge of the duties of his office.

SECRETARY

23.	The first Secretary of the Company shall be the person named as the first Secretary of the Company in the statement delivered under Section 3 of the Companies (Amendment) Act l982.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS
Balaji Venkataraman
13185 Owens Way Alpharetta GA 30004 USA

Businessman/Organic Chemist

Virinder Nohria
111 Skyline View Road Franklin NC 28734 USA

Doctor

Dated this 2nd day of December 2011

Witness to the above signatures :

Joanne Browne,
22 Northumberland Road,
Ballsbridge
Dublin 4.